UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]


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[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                  MILACRON INC.

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

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


                              FOR DUN & BRADSTREET


FROM MILACRON INC.

Our auditors' qualification of "substantial doubt about the company's ability to continue as a going concern" stems solely from the fact that certain aspects of our refinancing program require shareholder approval and it is impossible to predict with complete assurance the outcome of any future event such as a vote. Nonetheless, we believe there are many compelling reasons for shareholders to vote to approve our refinancing proposals. Specifically, the new refinancing plan:

     o    Satisfies our March 2004 maturities - $199 million in total.

     o    Gives Milacron the liquidity to meet operating requirements.

     o    Preserves equity value for our existing shareholders.

     o Gives Milacron greater flexibility to refinance our Eurobonds due April 2005.

     o    Once this happens, our debt burden will be significantly reduced.

     o Enables Milacron to realize our full potential as a leading global supplier of plastics-processing technologies and industrial fluids.

In summary, we believe that shareholders should approve our refinancing proposals because we believe the refinancing plan is the best available solution for Milacron and our shareholders, creditors, customers, suppliers, distributors and employees. It is a solution that gives us the financial foundation and flexibility we need to prosper and grow in the years ahead.

To seek shareholder approval authorizing additional shares of common stock of the company and the issuance of new preferred stock convertible into such common stock, Milacron has filed with the SEC a preliminary proxy statement in which further details of the refinancing plan are described. INVESTORS AND SECURITY HOLDERS OF MILACRON ARE URGED TO READ THE PROXY STATEMENT REGARDING THE AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK OF THE COMPANY AND THE ISSUANCE OF NEW PREFERRED STOCK CONVERTIBLE INTO SUCH COMMON STOCK FOR WHICH SHAREHOLDER APPROVAL WILL BE SOUGHT. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE REFINANCING PLAN. A definitive proxy statement, when it becomes available, will be sent to Milacron shareholders. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with, or furnished to, the SEC by Milacron at the SEC's web site, www.sec.gov, or by directing a request to Milacron Inc., 2090 Florence Ave., Cincinnati, OH 45206; (513) 487-5000; www.milacron.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS: Investors may obtain a list of the names, affiliations and interests of participants in the solicitation of proxies from the stockholders of Milacron to approve the authorization of additional shares of common stock of the Company and the issuance of new preferred stock convertible into such common stock as part of the refinancing plan described in this document by directing a written request to the following address: Milacron Inc., 2090 Florence Ave., Cincinnati, OH 45206.